                                                                     Exhibit 4.5

                                                                  EXECUTION COPY

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                     CAPITAL ONE MULTI-ASSET EXECUTION TRUST

                                    as Issuer

                                       and

                              THE BANK OF NEW YORK

                              as Indenture Trustee


                             ----------------------


                             ASSET POOL 1 SUPPLEMENT

                           dated as of October 9, 2002

                                       to

                                    INDENTURE

                           dated as of October 9, 2002



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

                               TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1.     Definitions...............................................   2

Section 1.2.     Effect of Headings and Table of Contents..................   7

Section 1.3.     Successors and Assigns....................................   7

Section 1.4.     Separability..............................................   7

Section 1.5.     Governing Law.............................................   7

Section 1.6.     Counterparts..............................................   7

Section 1.7.     Ratification of Indenture.................................   7

                                   ARTICLE II
                                   COLLATERAL

Section 2.1.     Collateral................................................   8

Section 2.2.     Recording, Etc............................................   8

Section 2.3.     Trust Indenture Act Requirements..........................   9

Section 2.4.     Suits To Protect the Collateral...........................  10

Section 2.5.     Purchaser Protected.......................................  10

Section 2.6.     Powers Exercisable by Receiver or Indenture Trustee.......  10

Section 2.7.     Determinations Relating to Collateral.....................  10

Section 2.8.     Release of all Collateral.................................  11

Section 2.9.     Certain Actions by Indenture Trustee......................  11

Section 2.10.    Opinions as to Collateral.................................  12

Section 2.11.    Certain Commercial Law Representations and Warranties.....  12

                                   ARTICLE III
                 COLLECTIONS, ALLOCATIONS, DEPOSITS AND PAYMENTS

Section 3.1.     Collections and Allocations...............................  13

Section 3.2.     Allocations of Finance Charge Amounts and Defaulted
                 Amounts...................................................  13

Section 3.3.     Allocations of Principal Amounts..........................  13

Section 3.4.     Allocations of the Asset Pool 1 Servicing Fee.............  14

Section 3.5.     Final Payment.............................................  14

Section 3.6.     Payments within a Series, Class or Tranche................  15

Section 3.7.     Allocations of Collections of Finance Charge Receivables
                 Allocable to the Segregated Transferor Interest...........  15

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page


Section 3.8.     Excess Principal Amounts Sharing Groups...................  15

Section 3.9.     Excess Finance Charge Amounts Sharing Groups..............  15

Section 3.10.    Excess Finance Charges....................................  15

                                   ARTICLE IV
                         ISSUER ACCOUNTS AND INVESTMENTS

Section 4.1.     Issuer Accounts...........................................  15

Section 4.2.     Investment of Funds in the Issuer Accounts................  16

                                    ARTICLE V
                                  MISCELLANEOUS

Section 5.1.     Custody of the Collateral.................................  18

Section 5.2.     Monthly Noteholders' Statement............................  18

Section 5.3.     Payment Instruction to Master Trust.......................  18

Section 5.4.     Amendments to the COMT Pooling and Servicing Agreement....  18

Section 5.5.     Limitations on Liability..................................  19

Section 5.6.     Termination of Issuer.....................................  19

Section 5.7.     Termination Distributions.................................  20

Section 5.8. Derivative Counterparty, Supplemental Credit Enhancement Provider and Supplemental Liquidity Provider as
                 Third-Party Beneficiary...................................  20

Section 5.9.     Acknowledgement and Acceptance of Indenture...............  20

Section 5.10.    Amendments................................................  20



EXHIBITS
--------
EXHIBIT A        [Form of] Monthly Noteholders' Statement
EXHIBIT B        [Form of] Monthly Administrator's Certificate
EXHIBIT C        [Form of] Payment Instructions

                         ------------------------------

                 RECONCILIATION AND TIE BETWEEN TRUST INDENTURE
                ACT OF 1939 AND ASSET POOL SUPPLEMENT PROVISIONS*

       Trust Indenture                                    Asset Pool
         Act Section                                  Supplement Section
       ---------------                                ------------------
         314(b)....................................           210
            (c)(1).................................           208
            (c)(2).................................           208
            (c)(3).................................           208
            (d)(1).................................           208


--------
* This reconciliation and tie shall not, for any purpose be part of the within asset pool supplement.

     THIS ASSET POOL 1 SUPPLEMENT between CAPITAL ONE MULTI-ASSET EXECUTION TRUST, a statutory trust organized under the laws of the State of Delaware (the "Issuer" or the "Trust"), having its principal office at E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Wilmington, DE 19805, and THE BANK OF NEW YORK, a New York banking corporation, in its capacity as Indenture Trustee (the "Indenture Trustee"), is made and entered into as of October 9, 2002.

All things necessary to make this Asset Pool 1 Supplement a valid agreement of the Issuer, in accordance with its terms, have been done. Asset Pool 1 shall be designated as a Non-Receivables Asset Pool.

                                 GRANTING CLAUSE

     The Issuer hereby grants to the Indenture Trustee for the benefit and security of the following: (a) the Asset Pool 1 Noteholders and (b) the Indenture Trustee, in its individual capacity, a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to the following:

     (i)    the COMT Collateral Certificate;

     (ii)   the Collection Account established for Asset Pool 1;

     (iii) each Supplemental Issuer Account (including all Sub-Accounts thereof) established from time to time for Asset Pool 1;

     (iv) all Eligible Investments and all investment property, money and other property held in or through the Collection Account or any Supplemental Issuer Account (including all Sub-Accounts thereof);

     (v) all rights, benefits and powers under any Derivative Agreement relating to any Tranche of Asset Pool 1 Notes;

     (vi) all rights, benefits and powers under any Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement relating to any Tranche of Asset Pool 1 Notes;

     (vii) all rights, benefits and powers under the Transfer and Administration Agreement;

     (viii) all present and future claims, demands, causes of and choses in action in respect of any of the foregoing and all interest, principal, payments and distributions of any nature or type on any of the foregoing;

     (ix) all accounts, general intangibles, chattel paper, instruments, documents, goods, money, investment property, deposit accounts, letters of credit, letter-of-credit rights and oil, gas and other minerals consisting of, arising from, or relating to any of the foregoing; and

     (x)    all proceeds of the foregoing.

     The property described in the preceding sentence is collectively referred to as the "Collateral." The Security Interest in the Collateral is granted to secure the Asset Pool 1 Notes (and the related obligations under the Indenture and this Asset Pool 1 Supplement), equally and ratably without prejudice, priority or distinction between any Asset Pool 1 Note by reason of difference in time of issuance or otherwise, except as otherwise expressly provided in the Indenture, or in the Indenture Supplement which establishes any Series, Class or Tranche of Notes, and to secure (i) the payment of all amounts due on such Asset Pool 1 Notes in accordance with their respective terms, (ii) the payment of all other sums payable by the Issuer under the Indenture, any Indenture Supplement and this Asset Pool 1 Supplement relating to the Asset Pool 1 Notes and (iii) compliance by the Issuer with the provisions of the Indenture, any Indenture Supplement or this Asset Pool 1 Supplement relating to the Asset Pool 1 Notes. This Asset Pool 1 Supplement is a security agreement within the meaning of the UCC.

     The Indenture Trustee acknowledges the grant of such Security Interest, and accepts the Collateral in trust hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the end that the interests of the Asset Pool 1 Noteholders may be adequately and effectively protected.

     The Asset Pool 1 Notes, Derivative Agreements, Supplemental Credit Enhancement Agreements, Supplemental Liquidity Agreements and other obligations under the Indenture, this Asset Pool 1 Supplement and any Indenture Supplement relating to the Asset Pool 1 Notes will benefit from the Security Interest to the extent (and only to the extent) proceeds of and distributions on the Collateral are allocated for their benefit pursuant to the Indenture, this Asset Pool 1 Supplement and the applicable Indenture Supplement.

                                   ARTICLE I
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.1. Definitions. For all purposes of this Asset Pool 1 Supplement, except as otherwise expressly provided or unless the context otherwise requires:

     (1) the terms defined in this Article have the meanings assigned to them in this Article, and, along with any other term defined in any Section of this Asset Pool 1 Supplement, include the plural as well as the singular;

     (2) all other terms used herein which are defined in the Indenture, the applicable Indenture Supplement, the Transfer and Administration Agreement, the COMT Pooling and Servicing Agreement or the Series 2002-CC Supplement, either directly or by reference therein, have the meanings assigned to them therein;

     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

     (4) all references in this Asset Pool 1 Supplement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Asset Pool 1 Supplement as originally executed. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Asset Pool 1 Supplement as a whole and not to any particular Article, Section or other subdivision;

     (5) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture or the Transfer and Administration Agreement, the terms and provisions of this Asset Pool 1 Supplement shall be controlling;

     (6) each capitalized term defined herein shall relate only to the Asset Pool 1 Notes and no other notes issued by the Issuer; and

     (7) "including" and words of similar import will be deemed to be followed by "without limitation."

     "Administrator" has the meaning specified in the Transfer and Administration Agreement.

     "Asset Pool 1" means the Collateral granted to the Indenture Trustee pursuant to this Asset Pool 1 Supplement.

     "Asset Pool 1 Defaulted Amount" means, for Asset Pool 1 for any Monthly Period, the sum of the Collateral Certificate Defaulted Amounts for each Collateral Certificate in Asset Pool 1 for such Monthly Period.

     "Asset Pool 1 Excess Finance Charges" is the sum of the Excess Finance Charges (as defined in the related Indenture Supplement) for each Series of Asset Pool 1 Notes.

     "Asset Pool 1 Finance Charge Amounts" means, for any Monthly Period, the sum of the amount distributed to the Series 2002-CC Certificateholder pursuant to Sections 4.02(a) and 4.05 of the Series 2002-CC Supplement, plus any amounts included as Asset Pool 1 Finance Charge Amounts pursuant to any Indenture Supplement.

     "Asset Pool 1 Finance Charge Shortfall" is the sum of the Finance Charge Shortfalls (as defined in the related Indenture Supplement) for each Series of Asset Pool 1 Notes.

     "Asset Pool 1 Notes" means the Notes designated in an Indenture Supplement as being secured by the Collateral of Asset Pool 1.

     "Asset Pool 1 Noteholder" means any person in whose name an Asset Pool 1
Note is registered.

     "Asset Pool 1 Principal Amounts" means, for any Monthly Period, the amount distributed to the Series 2002-CC Certificateholder pursuant to Section 4.02(b)(i) of the Series 2002-CC Supplement for such Monthly Period plus any amounts included as Asset Pool 1 Principal Amounts pursuant to any Indenture Supplement.

     "Asset Pool 1 Principal Shortfall" is the sum of the Principal Shortfalls (as defined in the related Indenture Supplement) for each Series of Asset Pool 1 Notes.

     "Asset Pool 1 Servicing Fee" has the meaning specified in Section 3.4.

     "Asset Pool 1 Supplement" means this Asset Pool 1 Supplement as originally executed and as amended, supplemented, restated or otherwise modified from time to time.

     "Beneficiary" has the meaning specified in the Trust Agreement.

     "Collateral" has the meaning specified in the Granting Clause of this Asset Pool 1 Supplement.

     "Collateral Certificate Defaulted Amount" means, for any Collateral Certificate for any Monthly Period, an amount equal to the product of (a) the Defaulted Amount (as defined in the related Pooling and Servicing Agreement) and
(b) the floating allocation percentage used for allocating defaulted amounts to the related Collateral Certificate pursuant to the related Pooling and Servicing Agreement and Series Supplement for such Monthly Period (which, in the case of the COMT Collateral Certificate, is the Floating Allocation Percentage, as defined in the Series 2002-CC Supplement).

     "Collection Account" has the meaning specified in subsection 4.1(a).

     "Commission" means the U.S. Securities and Exchange Commission.

     "COMT Collateral Certificate" means the Series 2002-CC Certificate issued pursuant to the COMT Pooling and Servicing Agreement and the Series 2002-CC Supplement, as amended, supplemented, restated or otherwise modified from time to time.

     "COMT Pooling and Servicing Agreement" has the meaning specified in the Transfer and Administration Agreement.

     "Distribution Date" has the meaning specified in the Transfer and Administration Agreement.

     "Excess Finance Charge Amounts Sharing Group" means all Excess Finance Charge Amount Sharing Series that have the same Excess Finance Charge Amounts Sharing Group designation.

     "Excess Finance Charge Amounts Sharing Series" means a Series that, pursuant to the Indenture Supplement therefor, will share certain Asset Pool 1 Finance Charge Amounts or other specified amounts with other series in the same Excess Finance Charge Amounts Sharing Group, as more specifically specified in such Indenture Supplement.

     "Excess Principal Amounts Sharing Group" means all Excess Principal Amount Sharing Series that have the same Excess Principal Amounts Sharing Group designation.

     "Excess Principal Amounts Sharing Series" means a Series that, pursuant to the Indenture Supplement therefor, will share certain Asset Pool 1 Principal Amounts or other specified amounts with other series in the same Excess Principal Amounts Sharing Group, as more specifically specified in such Indenture Supplement.

     "Floating Allocation Amount" means, for any Series of Asset Pool 1 Notes, the numerator used to calculate the Floating Allocation Percentage for such Series in the related Indenture Supplement.

     "Floating Allocation Percentage" means, for any Series of Asset Pool 1 Notes, the percentage equivalent of a fraction, the numerator of which is the Floating Allocation Amount for such Series of Asset Pool 1 Notes and the denominator of which is the sum of the Floating Allocation Amounts for all Series of Notes in Asset Pool 1.

     "Holder" with respect to any Note has the meaning specified in the Indenture, or with respect to Investor Certificates has the meaning specified in the related Pooling and Servicing Agreement.

     "Indenture" means the Indenture, dated as of October 9, 2002, between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

     "Indenture Supplement" means any Indenture Supplement (as defined in the Indenture) relating to any Series of Asset Pool 1 Notes.

     "Invested Amount" means, for Asset Pool 1, the sum of the Invested Amounts of each Collateral Certificate in Asset Pool 1.

     "Investor Certificate" has the meaning specified in the related Pooling and Servicing Agreement.

     "Investor Certificateholder" has the meaning specified in the related Pooling and Servicing Agreement.

     "Issuer" has the meaning specified in the first paragraph of this Asset Pool 1 Supplement.

     "Issuer Accounts" means, collectively, the Collection Account and any Supplemental Issuer Account, including any Sub-Accounts thereof.

     "Master Trust Excess Sharing Amounts" has, for each Series of Asset Pool 1 Notes, the meaning specified in the applicable Indenture Supplement for such Series of Asset Pool 1 Notes.

     "Master Trust Trustee" has the meaning specified in the Transfer and Administration Agreement.

     "Monthly Noteholders' Statement" means a report substantially in the form of Exhibit A, as the same may be supplemented as set forth in the related Indenture Supplement.

     "Monthly Principal Payment" has, with respect to any Series, Class or Tranche of Asset Pool 1 Notes, the meaning specified in the applicable Indenture Supplement for the related Series of Asset Pool 1 Notes.

     "Monthly Servicer's Certificate" means the certificate substantially in the form of Exhibit B to the Series 2002-CC Supplement.

     "Nominal Liquidation Amount Deficit" has, with respect to any Series, Class or Tranche of Asset Pool 1 Notes, the meaning specified in the applicable Indenture Supplement for such Series, Class or Tranche of Asset Pool 1 Notes.

     "Note Rating Agency" means, with respect to any Outstanding Asset Pool 1 Notes, each statistical rating agency selected by the Issuer to rate such Notes.

     "Owner Trustee" has the meaning specified in the Transfer and Administration Agreement.

     "Payment Instructions" means the instructions substantially in the form of Exhibit C, as the same may be supplemented as set forth in the related Indenture Supplement.

     "Principal Allocation Amount" means, for any Series of Asset Pool 1 Notes, the numerator used to calculate the Principal Allocation Percentage for such Series in the related Indenture Supplement.

     "Reallocated Principal Amount" (a) for Asset Pool 1, means the sum of the Reallocated Principal Amounts for all Series of Asset Pool 1 Notes and (b) for any Series of Asset Pool 1 Notes, has the meaning specified in the related Indenture Supplement.

     "Security Interest" means the security interest granted pursuant to the Granting Clause.

     "Series" means, with respect to any Note, the series specified in the applicable Indenture Supplement.

     "Series 2002-CC Certificateholder" has the meaning specified in the Series 2002-CC Supplement.

     "Series 2002-CC Supplement" has the meaning specified in the Transfer and Administration Agreement.

     "Servicer" has the meaning specified in the Transfer and Administration Agreement.

     "Supplemental Issuer Account" means the trust account or accounts designated as such and established pursuant to subsection 4.1(a).

     "Targeted Interest Deposit Amount," for each Series, Class or Tranche of Asset Pool 1 Notes, has the meaning specified in the related Indenture Supplement.

     "Targeted Principal Deposit Amount," for each Series, Class or Tranche of Asset Pool 1 Notes, has the meaning specified in the related Indenture Supplement.

     "Transfer and Administration Agreement" means the Transfer and Administration Agreement dated as of October 9, 2002, among the Issuer, Capital One Funding, LLC, as Transferor, Capital One Bank, as Administrator, and The Bank of New York, as Indenture Trustee, as amended, supplemented or restated from time to time.

     "Transferor" has the meaning specified in the Transfer and Administration Agreement.

     "Trust" has the meaning specified in the first paragraph of this Asset Pool 1 Supplement.

     "Trust Agreement" means the Capital One Multi-asset Execution Trust Amended and Restated Trust Agreement, dated as of October 9, 2002, between Capital One Funding, LLC, as Beneficiary, and Deutsche Bank Trust Company Delaware, as Owner Trustee, as amended, restated or supplemented from time to time.

     Section 1.2. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and will not affect the construction hereof.

     Section 1.3. Successors and Assigns. All covenants and agreements in this Asset Pool 1 Supplement by the Issuer will bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Indenture Trustee in this Asset Pool 1 Supplement shall bind the successors and agents of the Indenture Trustee.

     Section 1.4. Separability. In case any provision in this Asset Pool 1 Supplement will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

     Section 1.5. Governing Law. THIS ASSET POOL 1 SUPPLEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 1.6. Counterparts. This Asset Pool 1 Supplement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

     Section 1.7. Ratification of Indenture. As supplemented by this Asset Pool 1 Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Asset Pool 1 Supplement shall be read, taken and construed as one and the same instrument.

                               [END OF ARTICLE I]

                                   ARTICLE II

                                   COLLATERAL

     Section 2.1. Collateral. The COMT Collateral Certificate shall be registered in the name of the Indenture Trustee and delivered to the Indenture Trustee in the State of New York.

     Section 2.2. Recording, Etc.

     (a) The Issuer intends the Security Interest granted pursuant to this Asset Pool 1 Supplement in favor of the Indenture Trustee to be prior to all other liens in respect of the Collateral. Subject to Section 2.3, the Issuer will take all actions necessary to obtain and maintain a perfected lien on and security interest in the Collateral in favor of the Indenture Trustee. The Issuer will from time to time execute, authorize and deliver all such supplements and amendments hereto and all such financing statements, amendments thereto, instruments of further assurance and other instruments, all as prepared by the Issuer, and will take such other action necessary or advisable to:

          (i) grant a Security Interest more effectively in all or any portion of the Collateral;

          (ii) maintain or preserve the Security Interest (and the priority thereof) created by this Asset Pool 1 Supplement or carry out more effectively the purposes hereof;

          (iii) perfect, publish notice of or protect the validity of any grant made or to be made by this Asset Pool 1 Supplement;

          (iv) enforce the COMT Collateral Certificate, any Derivative Agreements, any Supplemental Credit Enhancement Agreements and any Supplemental Liquidity Agreements and each other instrument or agreement designated for inclusion in the Collateral;

          (v) preserve and defend title to the Collateral and the rights of the Indenture Trustee in the Collateral against the claims of all persons and parties; or

          (vi) pay all taxes or assessments levied or assessed upon the Collateral when due.

     (b) The Issuer will from time to time promptly pay and discharge all UCC recording and filing fees, charges and taxes relating to the Indenture, this Asset Pool Supplement, any amendments thereto or hereto and any other instruments of further assurance.

     (c) Without limiting the generality of clause (a)(ii) or (a)(iii):

          (i) The Issuer will cause this Asset Pool 1 Supplement, all amendments and supplements hereto and all financing statements and amendments thereto and any other necessary documents covering the Indenture Trustee's right, title and interest in and to the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Indenture Trustee in and to all property comprising the Collateral. The Issuer will deliver to the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.

          (ii) Within 30 days after the Issuer makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (d) seriously misleading within the meaning of Section 9-506 (or any comparable provision) of the UCC, the Issuer will give the Indenture Trustee notice of any such change and will file such financing statements or amendments as may be necessary to continue the perfection of the Indenture Trustee's interest in the Collateral.

     (d) The Issuer will give the Indenture Trustee prompt notice of any relocation of its state of location, and any change in the jurisdiction of its organization, and whether, as a result of such relocation or change, the applicable provision of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and will file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Indenture Trustee's security interest in the Collateral. The Issuer will at all times maintain its chief executive office within the United States.

     (e) The duty of the Indenture Trustee to execute or authorize any instrument required pursuant to this Section will arise only if the Indenture Trustee has actual knowledge of the type described in Section 601(c) of the Indenture of any default of the Issuer in complying with the provisions of this Section.

     Section 2.3. Trust Indenture Act Requirements. The release of any Collateral from the lien created by this Asset Pool 1 Supplement or the release, in whole or in part, of the liens on all Collateral, will not be deemed to impair the Security Interest in contravention of the provisions hereof if and to the extent the Collateral or liens are released pursuant to the terms hereof. The Indenture Trustee and each of the Asset Pool 1 Noteholders are hereby deemed to acknowledge that a release of Collateral securing an Asset Pool or liens strictly in accordance with the terms hereof will not be deemed for any purpose to be an impairment of the remaining Security Interests in contravention of the terms of this Asset Pool 1 Supplement. To the extent applicable, without limitation, the Issuer will cause Section 314(d) of the Trust Indenture Act relating to the release of property or securities from the liens hereof to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an

Issuer Authorized Officer, except in cases in which Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent person.

     Section 2.4. Suits To Protect the Collateral. Subject to the provisions of this Asset Pool 1 Supplement, the Indenture Trustee will have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Asset Pool 1 Supplement, and such suits and proceedings as the Indenture Trustee may deem expedient to preserve or protect the interests of the Asset Pool 1 Noteholders and the interests of the Indenture Trustee in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interest or be prejudicial to the interests of the Asset Pool 1 Noteholders or the Indenture Trustee). No counterparties to a Derivative Agreement, Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement may direct the Indenture Trustee to enforce the Security Interest. Each Derivative Counterparty's, Supplemental Credit Enhancement Provider's and Supplemental Liquidity Provider's rights consist solely of the right to receive Asset Pool 1 Finance Charge Amounts or Asset Pool 1 Principal Amounts, as applicable, allocated for such party's benefit pursuant to the related Indenture Supplement.

     Section 2.5. Purchaser Protected. In no event will any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Indenture Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor will any purchaser or other transferee of any property or rights permitted by this Article to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or any other obligor, as applicable, to make any such sale or other transfer.

     Section 2.6. Powers Exercisable by Receiver or Indenture Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article II upon the Issuer or any other obligor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or any other obligor, as applicable, or of any officer or officers thereof required by the provisions of this Article II.

     Section 2.7. Determinations Relating to Collateral. In the event (i) the Indenture Trustee shall receive any written request from the Issuer or any other obligor for consent or approval with respect to any matter or thing relating to any Collateral or the Issuer's or any other obligor's obligations with respect thereto or (ii) there shall be due to or from the Indenture Trustee under the provisions hereof any performance or the delivery of any instrument or (iii) the Indenture Trustee shall become aware of any nonperformance by the Issuer or any other obligor of any covenant or any breach of any representation or warranty of the Issuer or any other obligor set forth in this Asset Pool 1 Supplement, then, in each such event, the Indenture Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the

Indenture Trustee on the manner in which the Indenture Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which will be reimbursed to the Indenture Trustee pursuant to Section 707 of the Indenture). The Indenture Trustee will be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by Holders of more than 66 2/3% of the Outstanding Dollar Principal Amount of the Outstanding Asset Pool 1 Notes.

     Section 2.8. Release of all Collateral.

     (a) Subject to the payment of its fees and expenses pursuant to Section 707 of the Indenture, the Indenture Trustee shall, at the request of the Issuer or when otherwise required by the provisions of this Asset Pool 1 Supplement, execute instruments to release property from the lien of this Asset Pool 1 Supplement, or convey the Indenture Trustee's interest (which is held by the Indenture Trustee for the benefit of the Noteholders) in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Asset Pool 1 Supplement. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article II will be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.

     (b) Upon delivery of an Officer's Certificate certifying that the Issuer's obligations under the Indenture and this Asset Pool 1 Supplement have been satisfied and discharged by complying with the provisions of this Article II, the Indenture Trustee shall (i) execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Issuer or any other obligor, as applicable, may reasonably request evidencing the termination of the Security Interest created by this Asset Pool 1 Supplement and (ii) not be deemed to hold the Security Interest for the benefit of itself, the Indenture Trustee, the Asset Pool 1 Noteholders, any applicable Derivative Counterparty, any applicable Supplemental Credit Enhancement Provider or any applicable Supplemental Liquidity Provider.

     (c) The Transferor, the Issuer and the Asset Pool 1 Noteholders shall be entitled to receive at least 10 days written notice when the Indenture Trustee proposes to take any action pursuant to clause (a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also be entitled to require, as a condition to such action, an Opinion of Counsel, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

     Section 2.9. Certain Actions by Indenture Trustee. Any action taken by the Indenture Trustee pursuant to this Article in respect of the release of any or all of the Collateral will be taken by the Indenture Trustee as its interest in such Collateral may appear, and no provision of this Article II is intended to, or will, excuse compliance with any provision hereof.

     Section 2.10. Opinions as to Collateral.

     (a) On the date hereof, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the filing of any financing statements and amendments thereto as is necessary to perfect and maintain the perfection of the Security Interest created by this Asset Pool 1 Supplement in favor of the Indenture Trustee and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest perfected.

     (b) On or before April 30 in each calendar year, beginning in 2003, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel with respect to each UCC financing statement which has been filed by the Issuer with respect to the Collateral either stating that, (i) in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of such financing statements and amendments thereto as are necessary to maintain the first priority Security Interest created by this Asset Pool 1 Supplement and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain such Security Interest. Such Opinion of Counsel will also describe the recording, filing, re-recording and refiling of such financing statements and amendments thereto that will, in the opinion of such counsel, be required to maintain the Security Interest created by this Asset Pool 1 Supplement until April 30 in the following calendar year.

     Section 2.11. Certain Commercial Law Representations and Warranties. The Issuer hereby makes the following representations and warranties. Such representations and warranties shall survive until the termination of the Indenture and this Asset Pool 1 Supplement. Such representations and warranties speak of the date that a security interest in the Collateral is granted to the Indenture Trustee but shall not be waived by any of the parties to the Indenture or this Asset Pool 1 Supplement unless each Note Rating Agency shall have notified the Beneficiary, the Administrator, the Owner Trustee and the Indenture Trustee in writing that such waiver will not result in a reduction or withdrawal of its then current rating of the Notes.

     (a) The Indenture and this Asset Pool 1 Supplement create a valid and continuing security interest (as defined in the applicable UCC) in favor of the Indenture Trustee in the related Collateral, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer.

     (b) The related Collateral constitutes an "account," a "general intangible," an "instrument," or a "certificated security" within the meaning of the applicable UCC.

     (c) At the time of its grant of any security interest in the related Collateral pursuant to the Indenture and this Asset Pool 1 Supplement, the Issuer owned and had good and marketable title to such Collateral free and clear of any lien, claim or encumbrance of any Person.

     (d) The Issuer has caused or will have caused, within ten (10) days of the initial execution of this Asset Pool 1 Supplement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the related Collateral granted to the Indenture Trustee pursuant to the Indenture and this Asset Pool 1 Supplement.

     (e) The Issuer has registered the Indenture Trustee as the registered owner of the related Collateral.

     (f) Other than the security interest granted to the Indenture Trustee pursuant to the Indenture and this Asset Pool 1 Supplement, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed, the related Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of the related Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee pursuant to the Indenture and this Asset Pool 1 Supplement or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

                               [END OF ARTICLE II]

                                  ARTICLE III

                 COLLECTIONS, ALLOCATIONS, DEPOSITS AND PAYMENTS

     Section 3.1. Collections and Allocations.

     The Administrator pursuant to the terms of the Transfer and Administration Agreement shall instruct the Indenture Trustee to apply all funds on deposit in the Collection Account as described in this Article III and in any Indenture Supplement for any Series of Asset Pool 1 Notes. The Administrator pursuant to the terms of Transfer and Administration Agreement shall deposit Asset Pool 1 Finance Charge Amounts and Asset Pool 1 Principal Amounts with respect to any Monthly Period into the Collection Account for Asset Pool 1 upon receipt.

     Section 3.2. Allocations of Finance Charge Amounts and Defaulted Amounts.

     (a) With respect to each Monthly Period, the Indenture Trustee, at the direction of the Administrator, shall allocate to each Series of Asset Pool 1 Notes an amount equal to the product of (i) the Floating Allocation Percentage for such Monthly Period for such Series and (ii) the Asset Pool 1 Finance Charge Amounts for such Monthly Period.

     (b) With respect to each Monthly Period, the Indenture Trustee, at the direction of the Administrator, shall allocate to each Series of Asset Pool 1 Notes an amount equal to the product of (i) the Floating Allocation Percentage for such Monthly Period for such Series and (ii) the Asset Pool 1 Defaulted Amount for such Monthly Period.

     Section 3.3. Allocations of Principal Amounts. With respect to each Monthly Period, the Indenture Trustee, at the direction of the Administrator, shall allocate Asset Pool 1 Principal Amounts to each Series of Asset Pool 1 Notes in an amount equal to the Monthly Principal Payment for such Series of Asset Pool 1 Notes; provided, however, that in the event that Asset Pool 1 Principal Amounts for any Monthly Period is less than the aggregate Monthly

Principal Payments for all Series of Asset Pool 1 Notes, Asset Pool 1 Principal Amounts for such Monthly Period will be allocated pro rata to each Series of Asset Pool 1 Notes with a Monthly Principal Payment for such Monthly Period in an amount equal to the lesser of (a) the product of (i) the Principal Allocation Percentage for such Monthly Period for such Series and (ii) the Asset Pool 1 Principal Amounts for such Monthly Period and (b) the Monthly Principal Payment for such Series of Asset Pool 1 Notes, each for such Monthly Period; provided further, however, that any excess Asset Pool 1 Principal Amounts identified in the application of the preceding proviso, or in the application of this proviso, will be allocated to each Series of Asset Pool 1 Notes which has not been allocated sufficient Asset Pool 1 Principal Amounts to cover its full Monthly Principal Payment up to the amount of such insufficiency pro rata (based on the ratio of the numerator used to calculate the Principal Allocation Percentage for such Monthly Period for such Series of Asset Pool 1 Notes to the sum of the numerators used to calculate the Principal Allocation Percentage for such Monthly Period for all Series of Asset Pool 1 Notes with an uncovered Monthly Principal Payment for such Monthly Period).

     Section 3.4. Allocations of the Asset Pool 1 Servicing Fee.

     (a) As compensation for its servicing activities under the related Pooling and Servicing Agreement for each Collateral Certificate in Asset Pool 1 and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive a servicing fee (the "Asset Pool 1 Servicing Fee"). For each Monthly Period, the Asset Pool 1 Servicing Fees shall equal the sum of the Certificateholder Servicing Fees, as defined in the related Series Supplements, for each Collateral Certificate in Asset Pool 1.

     (b) With respect to each Monthly Period, the Indenture Trustee, at the direction of the Administrator, shall allocate to each Series of Asset Pool 1 Notes an amount equal to the product of (i) the Asset Pool 1 Servicing Fee for such Monthly Period and (ii) the Floating Allocation Percentage for such Monthly Period for such Series of Asset Pool 1 Notes.

     Section 3.5. Final Payment. Each Series, Class or Tranche of Asset Pool 1 Notes, as applicable, will be considered to be paid in full in the manner set forth in the applicable Indenture Supplement. The Holders of such Series, Class or Tranche of Asset Pool 1 Notes, as applicable, will have no further right or claim, and the Issuer will have no further obligation or liability with respect to such Series, Class or Tranche of Notes, as applicable, on the earliest to occur of:

     (a) the date of the payment in full of the Stated Principal Amount of and all accrued interest on that Series, Class or Tranche of Asset Pool 1 Notes, as applicable;

     (b) for U.S. Dollar Notes, the date on which the Outstanding Dollar Principal Amount of such Asset Pool 1 Notes, after giving effect to all deposits, allocations, reallocations, sales of Collateral and payments to be made on such date, is reduced to zero, and all accrued interest on such Asset Pool 1 Notes is paid in full; or

     (c) on the Legal Maturity Date of such Asset Pool 1 Notes, after giving effect to all deposits, allocations, reallocations, sales of Collateral and payments to be made on such date.

     Section 3.6. Payments within a Series, Class or Tranche. All payments of principal, interest or other amounts to Holders of the Asset Pool 1 Notes of a Series, Class or Tranche will be made in accordance with the related Indenture Supplement.

     Section 3.7. Allocations of Collections of Finance Charge Receivables Allocable to the Segregated Transferor Interest. With respect to each Monthly Period, the Indenture Trustee will allocate to each Series of Asset Pool 1 Notes, for application in accordance with the related Indenture Supplement, the aggregate amount paid to the Issuer with respect to each such Series of Asset Pool 1 Notes pursuant to Section 4.05 of the Series 2002-CC Supplement.

     Section 3.8. Excess Principal Amounts Sharing Groups.

     Asset Pool 1 Principal Amounts and other specified amounts allocated to each Series of Asset Pool 1 Notes in the same Excess Principal Amounts Sharing Group shall be reallocated to cover principal and other expenses related to each Series of Asset Pool 1 Notes in such Excess Principal Amounts Sharing Group as specified in each related Indenture Supplement. The reallocation provisions of the Indenture Supplement for each Series of Asset Pool 1 Notes in the same Excess Principal Amounts Sharing Group are required to be identical in all material respects.

     Section 3.9. Excess Finance Charge Amounts Sharing Groups.

     Asset Pool 1 Finance Charge Amounts and other specified amounts allocated to each Series of Asset Pool 1 Notes in the same Excess Finance Charge Amounts Sharing Group shall be reallocated to cover interest and other expenses related to each Series of Asset Pool 1 Notes in such Excess Finance Charge Amounts Sharing Group as specified in each related Indenture Supplement. The reallocation provisions of the Indenture Supplement for each Series of Asset Pool 1 Notes in the same Excess Finance Charge Amounts Sharing Group are required to be identical in all material respects.

     Section 3.10. Excess Finance Charges. With respect to each Monthly Period, the Issuer will determine the aggregate amount of Excess Finance Charges for Series 2002-CC and each other Collateral Certificate. The aggregate amount of Excess Finance Charges for Series 2002-CC will be paid to the Master Trust Trustee for application in accordance with Section 4.05 of the Series 2002-CC Supplement.

                              [END OF ARTICLE III]

                                   ARTICLE IV

                         ISSUER ACCOUNTS AND INVESTMENTS

     Section 4.1. Issuer Accounts.

     (a) On or before the date hereof, the Issuer shall cause to be established and maintained for Asset Pool 1 one or more Eligible Deposit Accounts (each such account, a "Collection Account" and collectively, the "Collection Accounts") in the name of the Indenture

Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee and the applicable Asset Pool 1 Noteholders. All collections and distributions received pursuant to
Section 3.1 shall be deposited into the Collection Account. From time to time in connection with the issuance of a Series, Class or Tranche of Notes, the Issuer may cause the Indenture Trustee to establish one or more Eligible Deposit Accounts denominated as "Supplemental Issuer Accounts" in the name of the Indenture Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee and the Asset Pool 1 Noteholders. The Collection Account and any Supplemental Issuer Account shall be under the control (within the meaning of Section 9-104 or 9-106, as applicable, of the UCC) of the Indenture Trustee for the benefit of the Indenture Trustee and the applicable Asset Pool 1 Noteholders. If, at any time, the institution holding the Collection Account or any Supplemental Issuer Account ceases to be an Eligible Institution, the Issuer shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Note Rating Agency may consent in writing) establish a new Collection Account or Supplemental Issuer Account, as applicable, that is an Eligible Deposit Account and shall transfer any cash and/or investments from such Collection Account or Supplemental Issuer Account, as applicable, to such new Collection Account or Supplemental Issuer Account, as applicable. From the date each such new Collection Account is established, it shall be the "Collection Account." From the date each such new Supplemental Issuer Account is established, it shall be a "Supplemental Issuer Account." Any Supplemental Issuer Account will receive deposits as set forth herein, in the Indenture and in the applicable Indenture Supplement.

     (b) All payments to be made from time to time by the Indenture Trustee to Asset Pool 1 Noteholders out of funds in the Issuer Accounts pursuant to this Asset Pool 1 Supplement, the Indenture and any Indenture Supplement will be made by the Indenture Trustee directly to the Paying Agent not later than 12:00 noon New York City time on the applicable Payment Date or earlier, if necessary, or as otherwise provided in the applicable Indenture Supplement but only to the extent of available funds in the applicable Issuer Account or Sub-Account.

     Section 4.2. Investment of Funds in the Issuer Accounts.

     (a) Funds on deposit in the Issuer Accounts will be invested and reinvested by the Indenture Trustee at the written direction of the Issuer in one or more Eligible Investments. The Issuer may authorize the Indenture Trustee to make specific investments pursuant to written instructions, in such amounts as the Issuer will specify. Notwithstanding the foregoing, funds held by the Indenture Trustee in any of the Issuer Accounts will be invested in Eligible Investments that will mature in each case no later than the date on which such funds in the Issuer Accounts are scheduled to be transferred or distributed by the Indenture Trustee pursuant to this Asset Pool 1 Supplement (or as necessary to provide for timely payment of principal or interest on the applicable Payment Date).

     (b) All funds deposited from time to time in the Issuer Accounts pursuant to this Asset Pool 1 Supplement and all investments made with such funds will be held by the Indenture Trustee in the Issuer Accounts as part of the Collateral as herein provided, subject to withdrawal by the Indenture Trustee for the purposes set forth herein.

          (c) Funds and other property in any of the Issuer Accounts will not be commingled with any other funds or property of the Issuer or the Indenture Trustee. The Indenture Trustee shall:

          (i) hold each Eligible Investment that constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Indenture Trustee that (A) such investment property at all times shall be credited to a securities account of the Indenture Trustee,
     (B) all property credited to such securities account shall be treated as a financial asset, (C) such securities intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (D) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (E) such securities intermediary shall not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by any person or entity other than the Indenture Trustee, (F) such securities account and all property credited thereto shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of such securities intermediary or anyone claiming through such securities intermediary (other than the Indenture Trustee), (G) such agreement between such securities intermediary and the Indenture Trustee shall be governed by the laws of the State of New York, and (H) the State of New York shall be the securities intermediary's jurisdiction for purposes of the UCC; and

          (ii) maintain possession of each other Eligible Investment not described in clause (i) above in the State of New York separate and apart from all other property held by the Indenture Trustee;

     provided that, other than following an Event of Default and acceleration pursuant to Section 602 of the Indenture, no Eligible Investment shall be disposed of prior to its maturity.

Notwithstanding any other provision of the Indenture or this Asset Pool 1 Supplement, the Indenture Trustee shall not hold any Eligible Investment through an agent except as expressly permitted by this Section 4.2(c). Each term used in this Section 4.2(c) and defined in the New York UCC shall have the meaning set forth in the New York UCC.

          (d) n each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Collection Account will be treated as Asset Pool 1 Finance Charge Amounts and applied pursuant to Section 3.2(a) for such Distribution Date. Unless otherwise stated in the related Indenture Supplement, for purposes of determining the availability of funds or the balance in the Issuer Accounts for any reason under this Asset Pool 1 Supplement or any Indenture Supplement, investment earnings on such funds shall be deemed not to be available or on deposit.

          Subject to Section 701(d) of the Indenture, the Indenture Trustee will not in any way be held liable by reason of any insufficiency in such Issuer Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture

Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity, in accordance with their terms.

          (e) Funds on deposit in the Issuer Accounts will be invested and reinvested by the Indenture Trustee to the fullest extent practicable, in such manner as the Indenture Trustee will from time to time determine, but only in one or more Eligible Investments, upon the occurrence of any of the following events:

          (i) the Issuer shall have failed to give investment directions to the Indenture Trustee, in which case the Indenture Trustee shall invest and reinvest funds on deposit in the Issuer Amounts in accordance with the instruction letter provided to the Indenture Trustee by the Issuer on the date hereof; or

          (ii) an Event of Default shall have occurred and is continuing but no Notes shall have been declared due and payable pursuant to Section 602 of the Indenture.

                               [END OF ARTICLE IV]

                                   ARTICLE V

                                  MISCELLANEOUS

          Section 5.1. Custody of the Collateral. The Collateral shall be held by the Indenture Trustee separate and apart from all other property held by such Indenture Trustee.

          Section 5.2. Monthly Noteholders' Statement. On each Distribution Date the Issuer will, in cooperation with the Servicer, complete and deliver to the Indenture Trustee and the Master Trust Trustee (with a copy to each Note Rating Agency) a Monthly Noteholders' Statement.

          Section 5.3. Payment Instruction to Master Trust.

          (a) Promptly after the receipt by the Issuer of each Monthly Servicer's Certificate under the Series 2002-CC Supplement, the Issuer will, in cooperation with the Servicer, complete the Payment Instruction and deliver a copy thereof to the Indenture Trustee and the Master Trust Trustee.

          (b) From time to time, the Issuer will notify the Servicer of the information necessary to be provided by the Issuer under the applicable section of the COMT Pooling and Servicing Agreement as supplemented by the Series 2002-CC Supplement to calculate the Invested Amount of the COMT Collateral Certificate.

          Section 5.4. Amendments to the COMT Pooling and Servicing Agreement. By their acceptance of a Asset Pool 1 Note, the Asset Pool 1 Noteholders acknowledge that the Transferor, the Servicer and the Master Trust Trustee may amend the COMT Pooling and Servicing Agreement and any supplement thereto without the consent of the Holders of any Investor Certificates (including the Issuer) or any Asset Pool 1 Noteholder, so long as such amendment or supplement would not materially adversely affect the interest of the Holders of any Investor Certificates.

     For purposes of any vote or consent under the COMT Pooling and Servicing Agreement or any supplement thereto, with respect to certain actions requiring the consent or direction of Investor Certificateholders holding a specified percentage of the aggregate unpaid amount outstanding of Investor Certificates (whether by number of series or percentage of all outstanding Investor Certificates depending on the manner of voting or consenting on such matter), the Issuer, as holder of the COMT Collateral Certificate, shall be deemed to be an Investor Certificateholder under the COMT Pooling and Servicing Agreement, and will be deemed to have voted in accordance with the Investor Certificateholders holding a majority of the aggregate Invested Amount outstanding of such Investor Certificates which are entitled to vote or consent on such matter; provided, however, that in the event Investor Certificateholders holding equal portions of the Invested Amount outstanding of such Investor Certificates vote in the positive and in the negative, without taking into consideration the vote of the Issuer, as holder of the COMT Collateral Certificate, the Issuer shall be deemed to vote in the negative; provided further, that if the COMT Collateral Certificate is the sole Investor Certificate outstanding entitled to vote or consent on such matter, the Issuer, as holder thereof, will be deemed to have voted in the negative.

     Section 5.5. Limitations on Liability.

     (a) It is expressly understood and agreed by the parties hereto that (i) this Asset Pool 1 Supplement is executed and delivered by the Owner Trustee not individually or personally but solely as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained will be construed as creating any liability on the Owner Trustee individually or personally, to perform any covenant of the Issuer either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to the Indenture and by any Person claiming by, through or under them and (iv) under no circumstances will the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Asset Pool 1 Supplement or any related documents.

     (b) None of the Indenture Trustee, the Owner Trustee, the Administrator, the Beneficiary or any other beneficiary of the Issuer or any of their respective officers, directors, employees, incorporators or agents will have any liability with respect to this Asset Pool 1 Supplement, and recourse may be had solely to the Collateral pledged to secure the Asset Pool 1 Notes under this Asset Pool 1 Supplement.

     Section 5.6. Termination of Issuer. The Issuer and the respective obligations and responsibilities of the Indenture Trustee created hereby shall terminate as provided in the Trust Agreement.

     Section 5.7. Termination Distributions. Upon the termination of the Issuer pursuant to the terms of the Trust Agreement, the Indenture Trustee shall release, assign and convey to the Beneficiary or any of its designees, without recourse, representation or warranty, all of its right, title and interest in the Collateral, whether then existing or thereafter created, all monies due or to become due and all amounts received or receivable with respect thereto (including all moneys then held in any Issuer Account) and all proceeds thereof. The Indenture Trustee shall execute and deliver such instruments of transfer and assignment as shall be provided to it, in each case without recourse, as shall be reasonably requested by the Beneficiary, to vest in the Beneficiary or any of its designees all right, title and interest which the Indenture Trustee had in and to the Collateral and such other property.

     Section 5.8. Derivative Counterparty, Supplemental Credit Enhancement Provider and Supplemental Liquidity Provider as Third-Party Beneficiary. Each Derivative Counterparty, Supplemental Credit Enhancement Provider and Supplemental Liquidity Provider is a third-party beneficiary of this Asset Pool 1 Supplement to the extent specified in the applicable Derivative Agreement, Supplemental Credit Enhancement Agreement, Supplemental Liquidity Agreement or Indenture Supplement.

     Section 5.9. Acknowledgement and Acceptance of Indenture. Capital One Bank, as Administrator, and Capital One Funding, LLC, as Transferor, by their signatures hereto, acknowledge and accept the Indenture.

     Section 5.10. Amendments. Except as expressly set forth in Article IX of the Indenture, this Asset Pool 1 Supplement may not be amended, supplemented or modified.

                               [END OF ARTICLE V]

     IN WITNESS WHEREOF, the parties hereto have caused this Asset Pool 1 Supplement to be duly executed as of the day and year first above written.

                           CAPITAL ONE MULTI-ASSET EXECUTION TRUST, by Deutsche Bank Trust Company Delaware, not in its
                                individual capacity but solely as Owner Trustee on behalf of the Issuer


                           By:  /s/ Michele Voon
                              --------------------------------------
                           Name:  Michele Voon
                           Title: Attorney-in-Fact


                           THE BANK OF NEW YORK,
                           as Indenture Trustee
                           and not in its individual capacity

                           By:  /s/ Scott J. Tepper
                              --------------------------------------
                           Name:  Scott J. Tepper
                           Title: Assistant Vice President


Acknowledged and Accepted:

CAPITAL ONE BANK,
as Administrator

By: /s/ Bonnie A. Seideman
   -------------------------- ----
Name:  Bonnie A. Seideman
Title: Manager of Securitization



CAPITAL ONE FUNDING, LLC,
as Transferor

By: /s/ Bonnie A. Seideman
-----------------------------------------
Name:  Bonnie A. Seideman
Title: President and Chief Executive Officer

                                                                       EXHIBIT A

                    [FORM OF] MONTHLY NOTEHOLDERS' STATEMENT

Date:    ______ __, ____


                     CAPITAL ONE MULTI-ASSET EXECUTION TRUST

                     MONTHLY PERIOD ENDING _______ __, ____


     Reference is made to the Series 2002-CC Supplement (the "Series 2002-CC Supplement"), dated as of October 9, 2002, between Capital One Funding, LLC, a Virginia limited liability company ("Funding"), as Transferor, Capital One Bank, a Virginia banking corporation (the "Bank"), as Servicer, and The Bank of New York, as Trustee, and the Indenture (the "Indenture"), dated as of October 9, 2002, between Capital One Multi-asset Execution Trust, as Issuer, and The Bank of New York, as Indenture Trustee. Terms used herein and not defined herein have the meanings ascribed to them in the Series 2002-CC Supplement, the Indenture and the related Indenture Supplements, as applicable.

     The following computations are prepared with respect to the Transfer Date of _______ __, ____ and with respect to the performance of the Trust during the related Monthly Period.

A.   Target deposits to Interest Funding sub-Accounts:

                 Targeted Deposit                                          Interest Funding
                    to Interest     Actual Deposit to    Shortfall from       sub-account      Interest Funding
                      Funding        Interest Funding    earlier Monthly    Balance prior to      sub-Account
Series              sub-account        sub-Account           Period           Withdrawals          Earnings

[Series [____]

[Series [____]

[Total:]

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Monthly Noteholders' Statement this __ day of __________, _____.

                           CAPITAL ONE FUNDING, LLC,
                                as Beneficiary of the Capital One Multi-asset Execution Trust



                           By:  ______________________________
                                Name:
                                Title:

                           CAPITAL ONE BANK,
                                as Servicer of the Capital One Master Trust

                           By:  ______________________________
                                Name:
                                Title:

                                                                       EXHIBIT B

                  [FORM OF] MONTHLY ADMINISTRATOR'S CERTIFICATE

                                CAPITAL ONE BANK

                   -------------------------------------------

                     CAPITAL ONE MULTI-ASSET EXECUTION TRUST

                   -------------------------------------------


     The undersigned, a duly authorized representative of Capital One Bank, as Administrator, pursuant to the Transfer and Administration Agreement, dated as of October 9, 2002 (as amended and supplemented, the "Agreement"), among Capital One Multi-asset Execution Trust, as Issuer, Capital One Funding, LLC, as Transferor, Capital One Bank, as Administrator, and The Bank of New York, as Indenture Trustee, does hereby certify as follows:

          1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

          2. Capital One Bank is, as of the date hereof, the Administrator under the Agreement.

          3. The undersigned is a Servicing Officer.

          4. This Certificate relates to the Distribution Date occurring on
     ________.

          5. As of the date hereof, to the best knowledge of the undersigned, the Administrator has performed in all material respects all its obligations under the Agreement through the Monthly Period preceding such Distribution Date [or, if there has been a default in the performance of any such obligation, set forth in detail the (i) nature of such default,
     (ii) the action taken by the Transferor or the Administrator, if any, to remedy such default and (iii) the current status of each such default; if applicable, insert "None"].

          6. As of the date hereof, to the best knowledge of the undersigned, no Early Redemption Event occurred on or prior to such Distribution Date.

          7. As of the date hereof, to the best knowledge of the undersigned, no Lien has been placed on any of the Receivables other than pursuant to the Agreement [or, if there is a Lien, such Lien consists of_________].

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this ______ day of __________, 20__.


                                            CAPITAL ONE BANK,
                                                     as Administrator

                                            By:_________________________
                                               Name:
                                               Title:

                                                                       EXHIBIT C

                         [FORM OF] PAYMENT INSTRUCTIONS


                    ----------------------------------------

                     CAPITAL ONE MULTI-ASSET EXECUTION TRUST
                                CAPITAL ONE BANK

                    ----------------------------------------



         Unless otherwise indicated, capitalized terms used in this Payment Instruction have their respective meanings set forth in the Asset Pool Supplement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Payment Instruction is delivered. This Payment Instruction is delivered pursuant to Section 5.3 of the Asset Pool Supplement.

         The date of this Payment Instruction is a Distribution Date under the COMT Pooling and Servicing Agreement.

I        Allocations of Finance Charge Amounts:
         A.       Finance Charge Amounts paid to Series [______].............  $_______
         [B.      Finance Charge Amounts paid to Series [______].............  $_______
         C.       Finance Charge Amounts paid to Series [______].............  $_______
                                                                  Total        $_______]

II.      Allocations of Principal Amounts:
         A.       Principal Amounts paid to Series [____]....................  $_______
         [B.      Principal Amounts paid to Series [____]....................  $_______
         C.       Principal Amounts paid to Series [____]....................  $_______
                                                                  Total        $_______]

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Payment Instruction this ____ day of __________, ____.

                               CAPITAL ONE FUNDING, LLC,
                                 as Beneficiary of the Capital One Multi-asset Execution Trust



                               By: ________________________
                                   Name:
                                   Title:


                               CAPITAL ONE BANK,
                                 as Servicer of the Capital One Master Trust

                               By: ________________________
                                   Name:
                                   Title:



                                      C-2